UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
Amendment No. 4
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Quanta Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	74-2851603
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
2800 Post Oak Boulevard, Suite 2600
Houston, Texas 77056
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Rights to Purchase Series D Junior Participating Preferred Stock	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: N/A.
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
     This Amendment No. 4 to the Registration Statement on Form 8-A/A amends Item 1 of the Registration Statement on Form 8-A that was filed on March 21, 2000, as amended by Amendment No. 1 to the Registration Statement on Form 8-A/A filed on February 20, 2002, as amended by Amendment No. 2 to the Registration Statement on Form 8-A/A filed on March 21, 2002, as amended by Amendment No. 3 to the Registration Statement filed on October 25, 2002 (collectively, the “Registration Statement”).
     Item 1 of the Registration Statement is hereby amended to add the following paragraph as the last paragraph of Item 1:
Item 1. Description of Registrant’s Securities to be Registered.
     All Rights distributed to the holders of Quanta Services, Inc.’s common stock, par value $0.00001 per share, pursuant to the Rights Agreement expired by their respective terms at 5:00 p.m. New York City time on March 8, 2010.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

QUANTA SERVICES, INC.
By:	/s/ Tana L. Pool
Name:	Tana L. Pool
Title:	Vice President and General Counsel

Date: August 30, 2011